                          MACK-CALI REALTY CORPORATION


                                       and


             CHASEMELLON SHAREHOLDER SERVICES, LLC, as Rights Agent


                          SHAREHOLDER RIGHTS AGREEMENT


                                   Dated as of


                                  July 6, 1999

                                TABLE OF CONTENTS

                                                                          Page
Section 1.  Certain Definitions..............................................1

Section 2.  Appointment of Rights Agent......................................5

Section 3.  Issue of Right Certificates......................................5

Section 4.  Form of Right Certificates.......................................7

Section 5.  Countersignature and Registration................................7

Section 6.  Transfer, Split Up, Combination and Exchange of Right
            Certificates; Mutilated, Destroyed, Lost or Stolen
            Right Certificates...............................................8

Section 7.  Exercise of Rights; Purchase Price; Expiration
            Date of Rights...................................................9

Section 8.  Cancellation and Destruction of Right Certificates..............11

Section 9.  Reservation and Availability of Shares of Stock.................11

Section 10. Preferred Stock Record Date.....................................12

Section 11. Adjustment of Purchase Price, Number of Shares or
            Number of Rights................................................13

Section 12. Certificate of Adjusted Purchase Price or Number of Shares......20

Section 13. Consolidation, Merger or Sale or Transfer of Assets
            or Earning Power................................................20

Section 14. Fractional Rights and Fractional Shares.........................21

Section 15. Rights of Action................................................22

Section 16. Agreement of Right Holders......................................22

Section 17. Right Certificate Holder Not Deemed a Stockholder...............23

Section 18. Concerning the Rights Agent.....................................23

Section 19. Merger or Consolidation or Change of Name of Rights Agent.......24


Section 20. Duties of Rights Agent..........................................24

Section 21. Change of Rights Agent..........................................27

Section 22. Issuance of New Right Certificates..............................27

Section 23. Redemption and Termination......................................28

Section 24. Exchange........................................................29

Section 25. Notice of Certain Events........................................30

Section 26. Notices.........................................................31

Section 27. Supplements and Amendments......................................31

Section 28. Successors......................................................32

Section 29. Determinations and Actions by the Board of Directors............32

Section 30. Benefits of this Agreement......................................33

Section 31. Severability....................................................33

Section 32. Governing Law...................................................33

Section 33. Counterparts....................................................33

Section 34. Descriptive Headings............................................34

EXHIBIT A   Articles Supplementary, Description and Certain Terms of
            Series A Participating Preferred Stock.........................A-1

EXHIBIT B   Form of Right Certificate......................................B-1

EXHIBIT C   Summary of Rights to Purchase Preferred Stock..................C-1

         Shareholder Rights Agreement, dated as of July 6, 1999, between Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), and ChaseMellon Shareholder Services, LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company on June 10, 1999 (the "Rights Dividend Authorization Date") authorized a dividend distribution (the "Distribution") of one preferred share purchase right (a "Right") for each share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") outstanding at the close of business on July 6, 1999 (the "Record Date"), each Right representing the right to purchase, under certain circumstances, one one-thousandth of a share of Preferred Stock (as hereinafter defined) of the Company, and has further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) with respect to each share of Common Stock issued and outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no person shall become an "Acquiring Person" solely by virtue of its beneficial ownership, on the date hereof, of 15% or more of the shares of Common Stock of the Company outstanding as of the date hereof; provided, however, that if any Person that, on the date hereof, beneficially owns 15% or more of the shares of Common Stock of the Company outstanding as of the date hereof shall, after the date hereof, acquire any additional shares of Common Stock of the Company such that such Person's beneficial ownership of shares of Common Stock of the Company, expressed as a percentage of the total number of shares of Common Stock of the Company then outstanding, shall be 5% or more greater than the beneficial ownership of shares of Common Stock of the Company of such Person on the date hereof (expressed as a percentage of the total number of shares of Common Stock of the Company outstanding on the date hereof), then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding by reason of shares purchased by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of an additional 1% or more greater than the beneficial ownership of shares of Common Stock of the Company of such Person on the date thereof (expressed as a percentage of the total number of shares of Common Stock of the Company then outstanding), then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                  (b) "Act" shall mean the Securities Act of 1933, as amended.

                  (c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  (e) "Agreement" shall mean this Shareholder Rights Agreement, dated as of July 6, 1999.

                  (f) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i)      which such Person or any of such Person's
Affiliates or Associates beneficially owns, directly or indirectly;

                           (ii)     which such Person or any of such Person's
Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii)    which are beneficially owned, directly or
indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the provision to subparagraph
(ii)(B) of this paragraph (f)) or disposing of any securities of the Company.

Notwithstanding the foregoing, nothing contained in this definition of Beneficial Ownership shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

                  (g) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

                  (h) "Certification" shall mean the certification concerning beneficial ownership appended to the Form of Assignment and Form of Election to Purchase included as part of Exhibit B attached hereto.

                  (i) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M. New York City time on the next succeeding Business Day.

                  (j) "Common Stock" when used with reference to the Company shall mean the common stock, par value $0.01 per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                  (k) "Company" shall mean Mack-Cali Realty Corporation, a Maryland corporation.

                  (l) "Continuing Director" shall mean any member of the Board of Directors of the Company, while such Person is a member of the Board of Directors, who (i) is not (A) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or (B) a representative or nominee of an Acquiring Person or of any such Affiliate or Associate or (C) any Person elected to the Board of Directors as a result of a proxy solicitation or initiative referred to in Section 23(b); and (ii) either (A) was a member of the Board of Directors immediately prior to the time any Person becomes an Acquiring Person or (B) subsequently becomes a member of the Board of Directors, if such Person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

                  (m) "Distribution" shall mean a dividend distribution of Rights authorized by the Board of Directors of the Company.

                  (n) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

                  (o) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.

                  (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (q)      "Exchange Ratio" shall have the meaning set forth in
Section 24(a) hereof.

                  (r)      "Final Expiration Date" shall mean July 6, 2009.

                  (s) "Independent Director" shall mean any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and either (i) was a member of the Board on the date hereof, or (ii) was recommended or elected to succeed an Independent Director by a majority of the Independent Directors.

                  (t) "Original Rights" shall have the meaning set forth in the definition of "Beneficial Owner" above.

                  (u) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity and shall include any successor (by merger or otherwise) of such entity.

                  (v) "Preferred Stock" shall mean the shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having the rights and preferences set forth in the Form of Articles Supplementary attached hereto as Exhibit A.

                  (w)      "Purchase Price" shall have the meaning set forth in
Section 4 hereof .

                  (x)      "Record Date" shall mean July 6, 1999.

                  (y)      "Redemption Date" shall have the meaning set forth in
Section 7(a) hereof.

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                  (z)      "Redemption Price" shall have the meaning set forth
in Section 23(a) hereof.

                  (aa) "Rights Agent" shall mean ChaseMellon Shareholder Services, LLC, a New Jersey limited liability company.

                  (bb) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

                  (cc) "Rights Dividend Authorization Date" shall have the meaning set forth in the recitals hereto.

                  (dd) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, includes a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (ee) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  (ff) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

                  (gg)     "Trading Day" shall have the meaning set forth in
Section 11(d)(i) hereof.

                  (hh)     "Triggering Event" shall mean any event specified in
Section 11(a)(ii) or Section 13 hereof.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such other co-rights agents as it may deem necessary or desirable upon written notice to the Rights Agent. In no event shall the Rights Agent have any duty to supervise or in any way be liable for such co-rights agents.

         Section 3.        ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of
(i) the close of business on the tenth calendar day after the Shares Acquisition Date or (ii) the close of business on the tenth calendar day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by, or first public announcement of the intent of any Person (in each case other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock of the Company for or pursuant to the terms of such plan) to commence, a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person (the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders thereof (which certificates also shall be deemed to be Right Certificates) and not by separate Right Certificates, and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after receipt by the Rights Agent of written notice from the Company of the Distribution Date, the Company will prepare and execute and the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage pre-paid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right certificate, in substantially the form set forth in Exhibit B attached hereto (a "Right Certificate"), representing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be represented solely by such Right Certificates.

                  (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form set forth in Exhibit C attached hereto (the "Summary of Rights"), by first-class, postage pre-paid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be represented by such certificates registered in the names of the holders thereof, together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any of the certificates for Common Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                  (c) Rights shall be issued in respect of all shares of Common Stock issued after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates representing such shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

           "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Mack-Cali Realty Corporation and ChaseMellon Shareholder Services, LLC, dated as of July 6, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Mack-Cali Realty Corporation. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Mack-Cali Realty Corporation will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge, after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void."

After the due execution of any supplement or amendment to this Agreement in accordance with the terms hereof, the reference to this Agreement in the foregoing legend shall mean the Agreement as so supplemented or amended. Until the Distribution Date, the Rights associated with the Common Stock represented by certificates containing the foregoing legend shall be represented by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding. The failure to print the foregoing legend on any such Common Stock certificate or any other defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

         Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially as set forth in Exhibit B attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which do not affect the duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) as shall be set forth therein at the price per one one-thousandth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the number of such one one-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by one of its authorized officers either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

         In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any Person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such a signatory.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights represented on its face by each of the Right Certificates, and the date of each of the Right Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence, as the Company or the Rights Agent shall reasonably request, of the identity of the Beneficial Owner, Affiliates or Associates thereof or of the holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from a Right Certificate holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, along with a signature guarantee and such other further documentation as the Rights Agent may reasonably request, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated .

         Section 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE
OF RIGHTS.

                  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of shares of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) as to which the Rights are then being exercised, at or prior to the earliest of (i) the close of business on July 6, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are exchanged as provided in Section 24 hereof, or (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") .

                  (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock purchasable pursuant to the exercise of a Right shall initially be $100.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the number of one one-thousandths of shares of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) to be purchased and an amount equal to any applicable tax or governmental charge required to be paid, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of Preferred Stock certificates representing the number of one one-thousandths of a share of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests; (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs the depositary agent to comply with such request; (iii) when necessary to comply with this Agreement, requisition from any transfer agent of the Common Stock of the Company certificates for the total number of shares of Common Stock to be paid in accordance with

Sections 11(a)(ii) and 11(a)(iii); (iv) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (v) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (vi) when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price may be made in cash or by certified bank check, bank draft or money order payable to the order of the Company.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights represented thereby, a new Right Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of an event specified in Section 11(a)(ii) hereof, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such; or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is a part of an agreement, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this
Section 7(e) is applicable and shall use all reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise; and (ii) provided such additional evidence of the identity of the Beneficial Owner, Affiliates or Associates thereof or of the holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company or the Rights Agent shall reasonably request.

         Section 8.        CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.
All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF SHARES OF STOCK. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) or any shares of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock), the number of shares of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) that will be sufficient to permit the exercise in full of all outstanding Rights (it being understood that any of the foregoing shares or securities may also be reserved for other purposes) or will take such other steps as are appropriate to assure that the number of such shares sufficient to permit the exercise in full of all outstanding Rights will be available upon such exercise.

                  (b) So long as the shares of Preferred Stock (and, following the occurrence of an event specified in Sections 11(a)(ii) or Section 13 hereof, Common Stock) and/or other securities issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that the Company's Board of Directors determines that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts (i) (A) to file, as soon as practicable following the first occurrence of an event specified in Section 11(a)(ii) hereof, or as soon as required by law, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (B) to cause such registration statement to become effective as soon as practicable after such filing, and (C) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (i) the date as of which the Rights are no longer exercisable for such securities, and (ii) the Expiration Date; and (ii) to (A) file appropriate applications with any state or federal regulatory bodies having jurisdiction over the issuance of the securities (or assets) purchasable upon exercise of the Rights in order to obtain any approvals or orders of such bodies as may be legally required, (B) cause such approvals to be obtained or orders to be issued as soon as practicable after such filing and
(C) cause such approvals or orders to remain effective until the earlier of (1) the date as of which the Rights are no longer exercisable for such securities (or assets), and (2) the Expiration Date, to the extent not previously obtained. The Company also will take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, (i) for a period of time not to exceed ninety (90) days after the date set forth in clause
(i)(A) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and (ii) for a period of time not in excess of 180 days after such date (or for such longer period as is required by any applicable law, rule or regulation of any appropriate regulatory bodies ), the exercisability of the Rights in order to obtain any such required regulatory body approvals or orders. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisabi1ity of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction shall have been obtained.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) upon the exercise of Rights. The Company shall not, however, be required (i) to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) in a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise or (ii) to issue or deliver any certificates for shares of the Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for any number of shares of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or following the occurrence of a Triggering Event, Common Stock) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock) transfer books of the Company are open. Prior to the exercise of the Rights represented thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of one one-thousandths of a share of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.

                  (a)      (i)     In the event the Company shall at any time
after the date of this Agreement (A) authorize a dividend on the Preferred Stock payable in shares of the Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or Common Stock) transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii)     Subject to Sections 23 and 24 of this
Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which such Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of the Common Stock of the Company as shall equal the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the then current per share market price of the Common Stock of the

Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event (such number of shares are hereinafter referred to as the "Adjustment Shares").

         From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to
Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be canceled.

                           (iii)     In the event that the number of shares of
Common Stock which are authorized by the Company's charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights, and the Company may, in the discretion of the Board of Directors of the Company, and shall, in the event the Company shall be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such share of Preferred Stock or fraction thereof.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having substantially the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the then current per share market price of the Preferred Stock or Equivalent Preferred Stock, as the case may be, on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock or Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11 (b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock to the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d)      (i)      For the purpose of any computation
hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to (but not including) such date; provided, however, that in the event that the current per share market price of the Security is determined during the period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of the requisite 30 Trading Day period, after the ex-dividend date for such vidend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current per share market price equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not 1isted or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date shall be as determined in good faith by the Independent Directors if the Independent Directors constitute a majority of the Board of Directors or, in the event the Independent Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                           (ii)     For the purpose of any computation
hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly held or listed or traded in any manner described in clause (i) of this Section 11(d), the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i), multiplied by 1,000. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current per share market price" of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current per share market price" of one one-thousandths of a share of Preferred Stock shall be equal to the "current per share market price " of one share of Preferred Stock divided by 1,000.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

                  (f)      If, as a result of an adjustment made pursuant to
Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder share evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.


                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest one one-millionth) obtained by (i) multiplying (A) the number of shares of Preferred Stock covered by a Right immediately prior to such adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement (and shall give simultaneous written notice to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates representing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates representing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock and other stock or securities of the Company, if any issuable upon such exercise over and above the shares of Preferred Stock and other stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that the Board of Directors of the Company, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of shares of Preferred Stock, issuance wholly for cash of any of shares of Preferred Stock at less than the current per share market price, issuance wholly for cash of the Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 and 27 hereof, take (nor will it permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights .

                  (o) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)), or (iii) sell or transfer (or permit any of its Subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n)) if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person specified in
Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                  (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) authorize a dividend on the outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is authorized, declared or paid or such a subdivision, combination or consolidation is effected.

                  (q) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Purchase Price, the number of shares of Preferred Stock eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by
Section 11(a)(1), 11(b), 11(c), 11(h) or 11(i), make such other equitable adjustment or adjustments thereto as the Board of Directors (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board of Directors in adopting this Agreement and such Sections.


         Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 or 13 hereof the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts, computations and accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall have no duty with respect to and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. In the event that, following the Shares Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (b) any Person shall consolidate with, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its wholly-owned Subsidiaries, then, and in each such case proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly issued, fully paid, non-assessable and freely tradable shares of common stock of such other Person (including the Company as successor thereto or as the surviving corporation) as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable by (B) 50% of the then current per share market price of the common stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;
(ii) the issuer of such common stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its common stock thereafter deliverable upon the exercise of the Rights.

                  (b) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.

         The Company shall not enter into any transaction of the type referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive consolidations, mergers, sales or other transfers.

         Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which represent fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which represent fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time the Rights represented thereby are exercised as herein provided an amount in cash equal the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.


                  (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as otherwise provided by this Section 14.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except for the rights of action given to the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights represented by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed and accompanied by a proper instrument of transfer, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

                  (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including, without limitation, the costs and expenses of defending against any claim of 1iability in the premises.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the exercise or performance of its duties hereunder, in reliance upon any Right Certificate or certificate for shares of Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (Including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         The indemnity provided for in this Section 18 shall survive the expiration of the Rights, the termination of this Agreement, and the resignation or removal of the Rights Agent. The costs and expenses of enforcing this right of indemnification also shall be paid by the Company.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case, at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver the Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount of any such adjustment), or for ascertaining the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer. An application by the Rights Agent for written instructions by the Company may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on or after which such action shall be taken or such commission shall be effective. The Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than five Business Days after the Company receives such application) without the consent of the Company unless, prior to taking or omitting such action, the Rights Agent has received written instructions in response to application specifying the actions to be taken or omitted, as the case may be.

                  (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or any other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person or legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, so long as the Rights Agent was not grossly negligent.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting the Company. The Company shall give the Rights Agent prompt written instructions as to the action to be taken regarding the Right Certificates involved. The Rights Agent shall not be liable for acting in accordance with such instructions.

                  (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' written notice mailed to the Company and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and, at the Company's expense, to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or otherwise shall become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file written notice thereof with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock, and mail a written notice thereof to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates representing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights In connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be Issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof .

         Section 23. REDEMPTION AND TERMINATION. (a) Subject to the provisions of paragraph (b) below, the Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth calendar day following the Shares Acquisition Date (or if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) or (ii) the close of business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.0l per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Subject to the terms hereof and to the immediately preceding sentence, the redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and on such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price either in shares of its Common Stock (valued at their then current per share market price as defined in Section 11(d)(i) on the date of the redemption), other securities, cash or other assets. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event specified in Section 11(a)(ii) hereof until such time as the Company's right of redemption under this Section 23(a) has expired.

                  (b) If the Board of Directors of the Company, pursuant to paragraph (a) above, authorizes redemption of the Rights in the circumstances set forth below, then there must be Continuing Directors in office and such authorization shall require the approval of at least a majority of the Continuing Directors: such authorization occurs within one hundred eighty (180) days after the earlier to occur of (i) the Share Acquisition Date or (ii) the date of a change (resulting from a proxy or consent solicitation or similar shareholder initiative) in a majority of the directors of the Company in office at the commencement of such solicitation or initiative if any Person who is a participant in such solicitation or initiative has stated (or if upon the commencement of such solicitation or initiative a majority of the directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Trigger Event.

                  (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. The Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

         Section 24. EXCHANGE. (a) The Board of Directors of the Company may, at its option, by resolution adopted at any time after any Person becomes an Acquiring Person, provide that the Company shall exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Promptly after the action of the Board of Directors ordering an exchange of the Rights, the Company shall give notice of any such exchange to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for shares of Common Stock exchangeable for the Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the dividend rights of the Preferred Stock pursuant to the terms thereof.

                  (d) In the event that there shall not be sufficient shares of Common Stock issued, but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights, and the Company may, in the discretion of the Board of Directors of the Company, and shall, in the event the Company shall be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share marker price of one share of Common Stock as of the date of issuance of such shares of Preferred Stocks or fraction thereof.

                  (e) The Company shall not be required to issue fractional shares of Common Stock or to distribute certificates which represent fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  (f) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any share of Common Stock exchangeable for a Right (i) equity securities of the Company deemed to have the same value as shares of Common Stock, (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, having an aggregate value which a majority of the Independent Directors and the Board of Directors of the Company shall have determined in good faith to be equal to the then current per share market price of Common Stock (determined pursuant to Section 11(d) hereof) on the Trading Date immediately preceding the date of exchange pursuant to this Section 24.

         Section 25. NOTICE OF CERTAIN EVENTS. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend); (b) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (c) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock); (d) to effect any consolidation or merger into or with any other Person or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person; (e) to effect the liquidation, dissolution or winding up of the Company; or (f) to authorize, declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock and/or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Preferred Stock for purposes of such action and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

         In case an event set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall specify such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Mack-Cali Realty Corporation
11 Commerce Drive
Cranford, New Jersey 07016
Attention:  Executive Vice President and General Counsel

         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid and addressed (until another address is filed in writing with the Company) as follows:

ChaseMellon Shareholder Services, LLC
85 Challenger Road
Ridgefield Park, New Jersey 07660-2108
Attention:        General Counsel

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the

Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement as the Company may deem necessary or desirable without the approval of any holders of the Common Stock. Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than any Person that, on the date hereof, beneficially owns 15% or more of the shares of Common Stock of the Company outstanding as of the date hereof and other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) and (b) 10%. From and after the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement without the approval any holder of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any of other provisions herein, (c) to shorten or lengthen any time period hereunder (provided that any shortening of the time periods set forth in Section 23 hereof shall be effective only if there are Continuing Directors and shall require a majority of such Continuing Directors), or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, HOWEVER, that from and after the Distribution Date, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Prior to the Distribution Date, the interests of the holders of Rights shall be coincident with the interests of the holders of shares of Common Stock of the Company. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person, from the majority of the Company's Board of Directors, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment to this Agreement that changes the rights and duties of the Rights Agent under this Agreement will be effective without the consent of the Rights Agent.

         Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where specifically provided for herein, the Continuing Directors or Independent Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company (or, as expressly provided, the Continuing Directors or Independent Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement) . All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors (or, as provided for, by the Continuing Directors or Independent Directors) in good faith (i) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other Persons, and (ii) shall not subject the Board of Directors or the Continuing Directors or Independent Directors to any liability to the holders of the Right Certificates.

         Section 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock).

         Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         Section 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent under this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

         Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                   MACK-CALI REALTY CORPORATION



                                   By:   /S/ Mitchell E. Hersh
                                         ---------------------------------------
                                   Name:    Mitchell E. Hersh
                                   Title:   Chief Executive Officer

Attest:


By:   /S/  Brant B. Cali
   ------------------------------
Name:    Brant B. Cali
Title:   Assistant Secretary



                                   CHASEMELLON SHAREHOLDER SERVICES, LLC



                                   By:   /S/  Jared Fassler
                                         ---------------------------------------
                                   Name:    Jared Fassler
                                   Title:   Assistant Vice President

Attest:


By: /s/ Joan Crawford
    ------------------------------
Name: Joan Crawford
Title: Relationship Manager

                                                                       EXHIBIT A


                          MACK-CALI REALTY CORPORATION
                                     FORM OF
                             ARTICLES SUPPLEMENTARY
                                       FOR
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                 (Pursuant to Sections 2-105(a)(9) and 2-208(a)
                    of the Maryland General Corporation Law)



         MACK-CALI REALTY CORPORATION, a Maryland corporation (the "Company") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:     Pursuant to authority conferred upon the Board of
Directors by the charter of the Company (the "Charter"), the Board of Directors, as required by Section 2-208 of the Maryland General Corporation Law, pursuant to resolutions adopted at a meeting duly called on June 10, 1999, classified and designated 200,000 shares (the "Shares") of authorized but unissued Preferred Stock (as defined in the Charter) as shares of Series A Junior Participating Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of
Article IV of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         Section 1. DESIGNATION AND AMOUNT. This series of Preferred Stock shall be designated the "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares which shall constitute the Series A Preferred Stock shall be 200,000 shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

         Section 2. DIVIDEND RIGHTS. (a) Subject to the rights of holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company and of any other junior stock, shall be entitled to receive, when, as and if authorized by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) authorized on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Board of Directors of the Company shall at any time (A) authorize, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein, in any other articles supplementary creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (c) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.        CERTAIN RESTRICTIONS.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                           (i)      authorize, declare or pay dividends, or make
any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii)     authorize, declare or pay dividends, or make
any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii)    redeem or purchase or otherwise acquire for
consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv)     redeem or purchase or otherwise acquire for
consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Charter or in any other articles supplementary creating a series of Preferred Stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not authorized or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment as hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Board of Directors of the Company shall at any time authorize, declare or pay any dividend on the combination or consolidation of the outstanding shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. MERGER, CONSOLIDATION, ETC. In case the Company shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Board of Directors of the Company shall at any time (a) authorize, declare or pay any dividend on the Common Stock payable in shares of Common Stock or (b) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. RANKING . The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution, winding up or otherwise, junior to all series of the Company's Preferred Stock, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. The Charter, including these Articles Supplementary establishing the rights and preferences of the Series A Preferred Stock, shall not be amended in any manner which would materially alter or change the preferences, voting powers or other rights or restrictions of the Series A Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         Section 11. RESTRICTIONS AND LIMITATIONS. Shares of Series A Preferred Stock shall be subject to the restrictions and limitations set forth in Article VI of the Charter.

         Section 12. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         Section 13. NO CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock of the Company or into any other securities of, or interest in, the Company.

         Section 14. NO PREEMPTIVE RIGHTS. No holder of shares of Series A Preferred Stock shall have any preemptive or preferential right to subscribe for, or to purchase, any additional shares of stock of the Company of any class or series, or any other security of the Company which the Company may issue or sell.

         SECOND:       The Shares have been classified and designated by the
Board of Directors under the authority contained in the Charter.

         THIRD:        These Articles Supplementary have been approved by the
Board of Directors in the manner and by the vote required by law.

         FOURTH:       The undersigned Chief Executive Officer of the Company
acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Assistant Secretary on this 2nd day of July, 1999.


                                   MACK-CALI REALTY CORPORATION



                                   By:
                                      ---------------------------------
                                   Name:    Mitchell E. Hersh
                                   Title:   Chief Executive Officer

[SEAL]


Attest:


By:
   ------------------------------
Name:  Brant B. Cali
Title: Assistant Secretary

                                                                       EXHIBIT B

                            FORM OF RIGHT CERTIFICATE

Certificate No. R                           Rights

NOT EXERCISABLE AFTER JULY 6, 2009 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.0l PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHT AGREEMENT.


                          MACK-CALI REALTY CORPORATION

                                Right Certificate


         This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement, dated as of July 6, 1999 (the "Rights Agreement"), between Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), and ChaseMellon Shareholder Services, LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on July 6, 2009 at the designated office of the Rights Agent, or its successors as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.0l per share (the "Preferred Shares"), of the Company, at a purchase price of $100.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights represented by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price per one one-thousandths of a Preferred Share set forth above, are the number and Purchase Price as of ________, based on the Preferred Shares of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights represented by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the executive offices of the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date representing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights represented by this Certificate (i) may be redeemed by the Company at a redemption price of $.0l per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common S, par value $0.01 per share.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights represented hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. This Right Certificate is dated as of ___________, 1999.


{SEAL}


ATTEST:                            MACK-CALI REALTY CORPORATION


By:                                By:

   Name:                           Name:
   Title:                          Title:


Countersigned:


ChaseMellon Shareholder Services, LLC, as Rights Agent


By:

         Authorized Signatory


Date:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

                           (please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the with-in-named Company, with full power of substitution.

Dated:  ______________________


                                                               Signature

Signature Guaranteed:

(Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.)



Certification:

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate o Associate thereof (as defined in the Rights Agreement).


                              Signature


                                     NOTICE

The signature to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE

               (To be executed by holder if such holder desires to
             exercise Rights represented by the Right Certificate.)


MACK-CALI REALTY CORPORATION:

The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other taxpayer identifying number:


                         (Please print name and address)

If such number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other taxpayer identifying number:


                         (Please print name and address)

Dated:  ________________________


                                                                Signature

Signature Guaranteed:

(Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.)



Certification:

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                               Signature


                                     NOTICE

The signature to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK


         On June 10, 1999, the Board of Directors of Mack-Cali Realty Corporation (the "Company") authorized a dividend distribution (the "Distribution") of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable on July 6, 1999 (the "Record Date"), to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $100.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement (the "Rights Agreement") by and between the Company and ChaseMellon Shareholder Services, LLC, as rights agent (the "Rights Agent").

DISTRIBUTION DATE; TRANSFER OF RIGHTS

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding Common Shares (the "Share Acquisition Date") or (ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or public announcement of an intent to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of fifteen percent (15%) or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates. New Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date, the surrender for transfer of any certificates representing outstanding Common Shares also will transfer the Rights associated with the Common Shares represented by such certificate. Any person or group owning in excess of 15% of the outstanding Common Shares as of July 6, 1999, shall only trigger the effects referred to above if such person increases its ownership of Common Shares to 5% or more greater than the beneficial ownership of Common Shares of such Person on such date.

         As soon as practicable following the Distribution Date, separate certificates representing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will represent the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 6, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Right Certificates are earlier redeemed or exchanged by the Company, as described below. Each Right generally will entitle the holder to purchase one one-thousandth (1/1,000th) of a Preferred Share of the Company at a price of $100.00.

EXERCISE OF RIGHTS FOR COMMON STOCK OF THE COMPANY ("FLIP-IN" PROVISION)

         In the event that, following the Distribution Date, any person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares having a market value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, once any person or group becomes an Acquiring Person, all Rights that are or were beneficially owned by any such Acquiring Person will be null and void.

         For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $200.00 worth of Common Stock for $100.00. Assuming that the Common Stock had a per share value of $40.00 on the date upon which such person or group became an Acquiring Person, the holder of each valid right would be entitled to purchase five (5) shares of Common Stock for $100.00.

EXERCISE OF RIGHTS FOR SHARES OF THE ACQUIRING COMPANY ("FLIP-OVER" PROVISION)

         In the event that, following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's consolidated assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth in the preceding paragraph) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

ADJUSTMENTS TO PURCHASE PRICE

         The Purchase Price payable, and the number of Preferred Shares (or Common Shares) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for pr purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares which are integral multiples of one one-thousandth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

REDEMPTION AND EXCHANGE OF RIGHTS

         At any time after any person or group becomes an Acquiring Person, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by the Acquiring Person which shall have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to the earlier of (i) the close of business on the tenth calendar day following the Shares Acquisition Date (or if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) or (ii) the Final Expiration Date, the Board of Directors of the Company may cause the Company to redeem the Rights in whole, but not in part, at a price of $.0l per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall required that there be Continuing Directors (as defined below) in office and that a majority of the Continuing Directors approve such decision. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, with, if required, the concurrence of the Continuing Directors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The term "Continuing Director" means any member of the Board of Directors of the Company, while such Person is a member of the Board of Directors, who (i) is not (A) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or (B) a representative or nominee of an Acquiring Person or of any such Affiliate or Associate or (C) any Person elected to the Board of Directors as a result of a proxy solicitation or initiative referred to in
Section 23(b); and (ii) either (A) was a member of the Board of Directors immediately prior to the time any Person becomes an Acquiring Person or (B) subsequently becomes a member of the Board of Directors, if such Person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

AMENDMENT

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of one one-thousandth percent (.001%) and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group (other than Acquiring Persons) and (ii) ten percent (10%), except that from and after such time as any person or group becomes an Acquiring Person no such amendment may adversely affect the interest of the holders of the Rights.

OTHER

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 2, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.